Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION REPORTS FIRST QUARTER

OPERATING RESULTS FOR FISCAL 2008

ISSAQUAH, Wash., December 13, 2007 — Costco Wholesale Corporation (Nasdaq: COST) announced today its operating results for the first quarter (twelve weeks) of fiscal 2008, ended November 25, 2007.

Net sales for the first quarter of fiscal 2008 increased 12% to $15.47 billion from $13.85 billion during the first quarter of fiscal 2007. On a comparable warehouse basis, that is warehouses open at least one year, net sales increased 8%.

Comparable sales for the first quarter of fiscal 2008 were:

12 Weeks
US	5%
International	17%
Total Company	8%

The U.S. comparable sales figure includes, among other things, the effect of recent gasoline price inflation, with the average sales price per gallon of gasoline up 21% year-over-year for the first quarter of fiscal 2008. Excluding gasoline price inflation, U.S. comparable sales in the first quarter would have been 4%. In addition, significantly stronger foreign exchange rates, particularly in Canada and the U.K., positively impacted the first quarter’s international comparable sales results. On a local currency basis, international comparable sales increased 5% in the first quarter.

Net income for the first quarter of fiscal 2008 increased 11% to $262 million, or $.59 per diluted share, from $237 million, or $.51 per diluted share, during the first quarter of fiscal 2007.

Costco currently operates 529 warehouses, including 389 in the United States and Puerto Rico, 75 in Canada, 19 in the United Kingdom, five in Korea, five in Taiwan, six in Japan and 30 in Mexico. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada.

A conference call to discuss these first quarter results is scheduled for 8:00 a.m. (PT) today, December 13, 2007, and is available via a webcast on www.costco.com (click on Investor Relations and “Webcasts”).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions including exchange rates, the effects of competition and regulation, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care and workers’ compensation costs), rising costs associated with the acquisition of merchandise (including the direct and indirect effects of the rising cost of petroleum-based products and fuel and energy costs), geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:

Costco Wholesale Corporation/

Richard Galanti, 425/313-8203/

Bob Nelson, 425/313-8255/

Jeff Elliott, 425/313-8264

Issaquah Home Office • 999 Lake Drive • Issaquah, WA 98027-5367 • (425) 313-8100

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(unaudited)

	12 Weeks Ended
	November 25,	November 26,
	2007	2006
REVENUE
Net sales	$15,471,500	$13,852,321
Membership fees	338,030	299,303

Total revenue	15,809,530	14,151,624
OPERATING EXPENSES
Merchandise costs	13,823,511	12,388,958
Selling, general and administrative	1,569,594	1,382,467
Preopening expenses	21,492	22,727
Provision for impaired assets and closing costs, net	79	4,332

Operating income	394,854	353,140
OTHER INCOME (EXPENSE)
Interest expense	(22,968)	(2,140)
Interest income and other	33,277	27,111

INCOME BEFORE INCOME TAXES	405,163	378,111
Provision for income taxes	143,182	141,225

NET INCOME	$261,981	$236,886

NET INCOME PER COMMON SHARE:
Basic	$0.60	$0.52

Diluted	$0.59	$0.51

Shares used in calculation (000’s)
Basic	435,090	458,873
Diluted	445,717	467,836
Dividends per share	$0.145	$0.130